UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Riverway, Suite 300	77056
Houston, Texas	(Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

AFE Master Technology Agreement

On May 10, 2017, SEST Australia Pty Ltd (“SESTA”), an indirect wholly owned subsidiary of Synthesis Energy Systems, Inc. (the “Company”), entered into a Master Technology Agreement (the “MTA”) with Australian Future Energy Pty Ltd (“AFE”). AFE is a an Australian business platform between the Company and Ambre Investments Pty Limited established for the purpose of developing, building and owning equity interests in chemical and energy manufacturing facilities in Australia utilizing resources such as waste coals, renewable biomass and municipal wastes. Pursuant to the MTA, SESTA has conveyed certain access rights to the Company’s gasification technology in Australia focusing on promotion and use of the Company’s technology in projects.

Pursuant to the MTA, AFE is the exclusive operational entity for business relating to the Company’s technology in Australia. AFE will work with SESTA on project license agreements for the Company’s technology as projects are developed in Australia. In return for its work, AFE will receive a share of any license fee received by SESTA for a project licensee. The obligation to pay these fees to AFE is guaranteed by the Company.

If AFE makes, whether patentable or not, improvements relating to the Company’s technology, they grant to SESTA and its affiliates, including the Company, an irrevocable royalty free right to use or license such improvements and agrees to make such improvements available free of charge. Any breach of or default under the MTA which is not cured on notice entitles the non-breaching party to terminate. Termination also may occur if AFE is wound up or certain key performance milestones are not achieved by AFE. Each party also is obligated to indemnify the other for their failure to comply with the terms of the MTA.

The foregoing description is qualified in its entirety by reference to the full text of the MTA which is filed with this Current Report on Form 8-K as Exhibit 10.1.

AFE Technology Licensing Agreement

On May 10, 2017, SEST entered into a technology license agreement with AFE (the “License”) in connection with a project being developed by AFE in Queensland, Australia. Upon the formation of the project company, AFE will novate the License to that company and that company will assume all of the obligations of AFE thereunder. Pursuant to the License, SESTA grants a non-exclusive, non-transferable license to use its technology at the project to manufacture syngas and use the technology in the design of the facility. In consideration, SESTA will receive a license fee of $25,000,000 based on the plant capacity and a separate fee of $2,000,000 in connection with the process design package. If AFE makes, whether patentable or not, improvements relating to the Company’s technology, they grant to SESTA and its affiliates, including the Company, an irrevocable royalty free right to use or license such improvements and agrees to make such improvements available free of charge.

AFE provides indemnity to SESTA for damages resulting from the use of the technology in a manner other than as contemplated by the License, while SESTA indemnifies AFE to the extent that the intellectual property associated with the technology is found to infringe on the rights of a third party. Either party may terminate the License in connection with a material breach by the other party or the other party’s bankruptcy. AFE may also terminate if SESTA fails to diligently commence the process design package as contemplated by the License. The Company also provides a guarantee of all obligations of SESTA under the License.

The foregoing description is qualified in its entirety by reference to the full text of the License which is filed with this Current Report on Form 8-K as Exhibit 10.2.

AFE Services Agreement

In connection with the entry into the MTA and the License, on May 10, 2017, SESTA entered into a Services Agreement with AFE, pursuant to which SESTA will provide certain engineering, technical and other services to AFE with respect to the Company’s technology. SESTA will receive $50,000 per month for the services with an hourly rate of $125 per hour, provided that if the aggregate fees in a month are less than $50,000, the balance will carry over into the following month, and if the aggregate fees in a month exceed $50,000, AFE shall pay the difference to SESTA. The Services Agreement includes standard provisions regarding confidentiality and indemnification. Either party may terminate the Services Agreement at any time on 30 days notice.

The foregoing description is qualified in its entirety by reference to the full text of the Services Agreement which is filed with this Current Report on Form 8-K as Exhibit 10.3.

Hiscocks Employment Letter

The description of the Hiscocks Employment Letter is incorporated by reference from Item 5.02 below into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

As described below under Item 5.02, the employment letter of Scott Davis with the Company dated as of April 19, 2016, as amended on October 14, 2016, was terminated in connection his resignation as Chief Accounting Officer of the Company.

Item 2.02	Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On May 11, 2017, the Company issued an earnings release announcing the financial results for its fiscal third quarter ended March 31, 2017. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 5, 2017, the board of directors (the “Board”) of the Company appointed David Hiscocks as the Corporate Controller of the Company and Corporate Secretary. In addition, Scott Davis, the Company’s Chief Accounting Officer and principal financial officer and principal accounting officer and Corporate Secretary, will resign from the Company as of May 22, 2017. After Mr. Davis’s departure, DeLome Fair, the Company’s President and Chief Executive Officer, will also assume the role of principal financial officer and Mr. Hiscocks will assume the role of principal accounting officer.

Prior to working for the Company, Mr. Hiscocks worked for Noble Corporation most recently serving as the Regional Controller-Eastern Hemisphere for the Company. His career at Noble lasted nearly four years with increasing levels of responsibility. Prior to Noble, Mr. Hiscocks spent 19 years with Transocean, and prior merged companies, including Santa Fe International Corporation and GlobalSantaFe Corporation in various accounting and financial roles in Malaysia, Vietnam, Canada, Angola and the United States. Mr. Hiscocks holds a B.A. in Accounting from University of Northern Iowa. Mr. Hiscocks is a certified public accountant in the State of Texas.

In connection with his appointment as Corporate Controller, Mr. Hiscocks entered into an employment letter with the Company (the “Hiscocks Employment Letter”). Under the letter, he is entitled to receive an annual base salary of $150,000 and a performance bonus targeted in the discretion of the Compensation Committee of the Board. Mr. Hiscocks’ salary is subject to increase in the discretion of the Board. In connection with his appointment, Mr. Hiscocks also received a stock option grant to acquire shares of the Company’s common stock with an aggregate value of $30,000, vesting in four equal annual installments with the first vesting occurring on the first anniversary of the date of the letter. The letter also includes non-competition, non-solicitation and confidentiality covenants on Mr. Hiscocks. In connection with his appointment as Corporate Controller and principal accounting officer, Mr. Hiscocks also entered into the Company’s standard form of indemnification agreement for directors and executive officers.

The foregoing description of the Hiscocks Employment Letter is qualified in its entirety by reference to the full text of the Hiscocks Employment Letter which is filed with this Current Report on Form 8-K as Exhibit 10.4.

Item 8.01	Other Events

On May 11, 2017, the Company issued a press release announcing the entry into the License. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

Exhibits
*%10.1	Master Technology Agreement between SEST Australia Pty Ltd and Australia Future Energy Pty Ltd. dated May 10, 2017.

*%10.2	Technology License Agreement between SEST Australia Pty Ltd and Australia Future Energy Pty Ltd. dated May 10, 2017.

*10.3	Services Agreement between SEST Australia Pty Ltd and Australia Future Energy Pty Ltd. dated May 10, 2017.

*10.4	Employment Letter between the Company and David Hiscocks dated May 5, 2017.

10.5	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

**99.1	Press release dated May 11, 2017 regarding Q3 earnings.

*99.2	Press release dated May 11, 2017 regarding AFE License.

* Filed herewith.

** Furnished herewith.

% Portions of this exhibit have been omitted pursuant to a request for confidential treatment accepted by the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: May 11, 2017	/s/ DeLome Fair
DeLome Fair
President and Chief Executive Officer

Exhibit Index

*%10.1	Master Technology Agreement between SEST Australia Pty Ltd and Australia Future Energy Pty Ltd. dated May 10, 2017.

*%10.2	Technology License Agreement between SEST Australia Pty Ltd and Australia Future Energy Pty Ltd. dated May 10, 2017.

*10.3	Services Agreement between SEST Australia Pty Ltd and Australia Future Energy Pty Ltd. dated May 10, 2017.

*10.4	Employment Letter between the Company and David Hiscocks dated May 5, 2017.

10.5	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

**99.1	Press release dated May 11, 2017 regarding Q3 earnings.

*99.2	Press release dated May 11, 2017 regarding AFE License.

* Filed herewith.

** Furnished herewith.

% Portions of this exhibit have been omitted pursuant to a request for confidential treatment accepted by the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.